Exhibit 99.1

Pier 1 Imports, Inc. Announces Authorization of New $100 Million Share Repurchase Program

FORT WORTH, Texas--(BUSINESS WIRE)--October 14, 2011--Pier 1 Imports, Inc. (NYSE:PIR) today announced its Board of Directors has authorized a new $100 million share repurchase program. The new share repurchase program is effective immediately and authorizes the repurchase of up to $100 million of the Company’s common stock in open market or private transactions. The timing of the repurchases will depend on several factors, including prevailing market conditions and prices. As of October 14, 2011, the Company had approximately 109.6 million shares of common stock outstanding.

Financial Disclosure Advisory

Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. Any forward-looking projections or statements should be considered in conjunction with the cautionary statements and risks contained in the Company’s Annual Report on Form 10-K. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400